As filed with the Securities and Exchange Commission on May 3, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXELA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-1347291 (I.R.S. Employer Identification No.)

Exela Technologies, Inc.
2701 East Grauwyler Road
Irving, Texas 75061
(844) 935-2832
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shrikant Sortur
Chief Financial Officer
Exela Technologies, Inc.
2701 East Grauwyler Road
Irving, Texas 75061
(844) 935-2832
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Catherine Goodall, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
(212) 373-3000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company ☒ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share	9,731,819	$2.02(4)	$19,658,274.38	$2,145
Common stock, par value $0.0001 per share, underlying warrants	9,731,819	$4.00(5)	$38,927,276.00	$4,247
Total	19,463,638			$6,392

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)
Includes 19,463,638 shares of common stock, par value $0.0001 per share, registered for resale by the selling stockholders named in this registration statement, consisting of (a) 9,731,819 shares of the common stock issued to the selling stockholders pursuant to the Securities Purchase Agreement (as defined herein) and (b) 9,731,819 shares of the common stock issuable upon exercise of the warrants issued to the selling stockholders pursuant to the Securities Purchase Agreement.

(3)
Calculated by multiplying the proposed maximum aggregate offering price of the securities being registered by 0.0001091.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the common stock on The NASDAQ Capital Market on April 28, 2021.

(5)
Represents the higher of (a) the price at which the warrants may be exercised and (b) the price of the common stock underlying the warrants calculated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 3, 2021
PROSPECTUS
Exela Technologies, Inc.
19,463,638 Shares of Common Stock

The selling stockholders named in this prospectus, or the Selling Stockholders, may offer and sell from time to time up to 19,463,638 shares of our common stock, par value $0.0001 per share, or our Common Stock, covered by this prospectus, consisting of (a) 9,731,819 shares of our Common Stock issued to the Selling Stockholders pursuant to the Securities Purchase Agreement (as defined herein) and (b) 9,731,819 shares of our Common Stock issuable upon exercise of the warrants issued to the Selling Stockholders pursuant to the Securities Purchase Agreement, or the Warrants. The registration of the shares of our Common Stock to which this prospectus relates does not require the Selling Stockholders to sell any of their shares of our Common Stock nor does it require us to issue any shares of our Common Stock.
The Warrants entitle the holders thereof to acquire an aggregate of 9,731,819 shares of our Common Stock. The Warrants have an initial exercise price of $4.00 per share, subject to adjustment in certain circumstances. The Warrants are exercisable beginning on the calendar date following the six month anniversary of the date of issuance and will expire five years from the date when first exercisable.
We will not receive any proceeds from the sale of the shares of our Common Stock by the Selling Stockholders pursuant to this prospectus. However, we may receive proceeds from any exercise of the Warrants. We have agreed to pay certain registration expenses, other than commissions or discounts of underwriters, broker, dealers or agents. The Selling Stockholders from time to time may offer and sell the shares of our Common Stock held by them directly or through underwriters, broker, dealers or agents on terms to be determined at the time of sale, as described in more detail in this prospectus. Refer to the section titled “Plan of Distribution.”

Our Common Stock is listed on The NASDAQ Capital Market, or NASDAQ, under the symbol “XELA.” On April 28, 2021, the last reported sale price of our Common Stock on NASDAQ was $2.04 per share.
Because all of the shares of our Common Stock offered under this prospectus are being offered by the Selling Stockholders, we cannot currently determine the price or prices at which the shares of our Common Stock may be sold under this prospectus.

Investing in our Common Stock involves risks. See “Risk Factors” on page 2 of this prospectus and any other risk factors included in the applicable prospectus supplement and the documents incorporated by reference into this prospectus or the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our securities or determined if this prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders named in this prospectus may, from time to time, offer and sell the shares of our Common Stock described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the shares of our Common Stock the Selling Stockholders may offer. Each time the Selling Stockholders sell the shares of our Common Stock using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement, or information incorporated by reference into this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in the applicable prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the applicable prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.” This prospectus may not be used to consummate a sale of the shares of our Common Stock unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to offerings of the shares of our Common Stock.
In deciding whether or not to invest in the shares of our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement or free writing prospectus filed by us with the SEC. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement and free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than our Common Stock described in such applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context requires otherwise, references in this prospectus to “Exela,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to Exela Technologies, Inc. together with its consolidated subsidiaries.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the information incorporated by reference into this prospectus, includes statements that are, or may be deemed, “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are intended to be covered by the safe harbor provided for under these sections. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the estimated or anticipated future results and benefits of the business combination between SourceHOV Holdings, Inc. and Novitex Holdings, Inc., future opportunities for the combined company and other statements that are not historical facts. These forward-looking statements are based on the current expectations of Exela’s management and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties regarding Exela’s businesses, and actual results may differ materially. The factors that may affect our results include, among others:
•
the impact of political and economic conditions on the demand for our services;

•
the impact of the COVID-19 pandemic;

•
the impact of the petition for appraisal pursuant to 8 Del. C. § 262 in the Delaware Court of Chancery, captioned Manichaean Capital, LLC, et al. v. SourceHOV Holdings, Inc., C.A. No. 2017 0673 JRS;

•
the impact of a data or security breach;

•
the impact of competition or alternatives to our services on our business pricing and other actions by competitors;

•
our ability to address technological development and change in order to keep pace with our industry and the industries of our customers;

•
the impact of terrorism, natural disasters or similar events on our business;

•
the effect of legislative and regulatory actions in the United States and internationally;

•
the impact of operational failure due to the unavailability or failure of third-party services on which we rely; and

•
the effect of intellectual property infringement.

You should consider these factors carefully in evaluating these forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. It is impossible for us to predict new events or circumstances that may arise in the future or how they may affect us, and we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from these forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus. In addition, these forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this prospectus. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this prospectus.
Refer to the section titled “Risk Factors” in this prospectus, any other risk factors set forth in the applicable prospectus supplement and in any information incorporated by reference into this prospectus or the applicable prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying these forward-looking statements, as well as any other risk factors and cautionary statements described in the documents we file from time to time with the SEC, including those discussed in our Annual Report on Form 10-K under the headings “Risk Factors,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and otherwise identified or discussed in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

iii

PROSPECTUS SUMMARY
The following summary highlights information contained in, or incorporated by reference into, this prospectus. It may not contain all of the information that may be important to you in making a decision to invest in our Common Stock. You should carefully read this prospectus in its entirety, including the section titled “Risk Factors” and our historical consolidated financial statements and accompanying notes thereto incorporated by reference into this prospectus from our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, proxy statement and other filings we have made with the SEC, before making a decision to invest in our Common Stock. Refer to the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
Business Overview
Exela is a business process automation leader, leveraging a global footprint and proprietary technology to streamline complex, disconnected transactions and processes. By connecting data through user friendly software platforms and solutions, we enable our employees and our customers with business process management and help accelerate their digital transformation journey. We have decades of expertise earned from serving many of the world’s largest enterprises, including over 60% of the Fortune® 100 and in many mission critical environments across multiple industries, including banking, healthcare, insurance and manufacturing.
For a description of our business, financial condition and results of operations and other important information regarding us, refer to our filings with the SEC incorporated by reference into this prospectus or any applicable prospectus supplement. Refer to sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
Private Placement of Shares of Common Stock and Warrants
On March 15, 2021, Exela entered into the securities purchase agreement, or the Securities Purchase Agreement, with certain investors named therein, pursuant to which Exela agreed to sell to such investors, in a private placement transaction pursuant to Section 4(a)(2) and Regulation D under the Securities Act (a) 9,731,819 shares of our Common Stock at a price of $2.75 per share and (b) 9,731,819 shares of our Common Stock issuable upon exercise of the Warrants. The Warrants have an initial exercise price of $4.00 per share, subject to adjustment in certain circumstances. The Warrants are exercisable beginning on the calendar date following the six month anniversary of the date of issuance and will expire five years from the date when first exercisable. The closing of the sale of the shares of our Common Stock and the Warrants pursuant to the Securities Purchase Agreement occurred on March 18, 2021. The gross proceeds to Exela from sale of shares of our Common Stock and Warrants were approximately $26.8 million before deducting placement agent fees and other estimated offering expenses.
In connection with the Securities Purchase Agreement, Exela entered into the registration rights agreements, or the Registration Rights Agreements, with each of the investors, pursuant to which Exela is required to prepare and file a registration statement, or the Registration Statement, with the SEC under the Securities Act, covering the resale of the shares of our Common Stock issued to the investors under the Securities Purchase Agreement, together with any shares of our Common Stock issuable upon exercise of the Warrants. Exela is required to have the Registration Statement declared effective by the SEC within 90 calendar days (or 120 calendar days in the event of a “full review” by the SEC) following the closing of the private placement transaction.
Corporate Information
We were incorporated under the laws of the State of Delaware in July 2014. Our principal executive offices are located at 2701 East Grauwyler Road, Irving, Texas 75061, and our telephone number is (844) 935-2832. Our website address is www.exelatech.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference into, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase the shares of our Common Stock.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. Before you invest in our Common Stock, you should consider carefully all of the information set forth in this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein, including the risk factors set forth under Item 1A titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 incorporated by reference into this prospectus, as may be modified or superseded from time to time by our future filings with the SEC under the Exchange Act. The risks, uncertainties and assumptions described in any document incorporated by reference into this prospectus or any applicable prospectus supplement are not the only ones we face, but are considered by us to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future business, financial condition and results of operations. The market price of our Common Stock could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our Common Stock. Refer to sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
USE OF PROCEEDS
We are registering the resale of the shares of our Common Stock by the Selling Stockholders. We will not receive any of the proceeds from the sale of the shares of our Common Stock offered by this prospectus. The net proceeds from the sale of the shares of our Common Stock offered by this prospectus will be received by the Selling Stockholders. We may receive proceeds from any exercise of the Warrants, which will be used for the purchase or retirement of our debt and/or general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, general and administrative expenses, acquisition or licensing of additional product candidates or businesses or working capital. Pending these uses, we may repay revolving credit borrowings or invest the net proceeds in short-term, interest-bearing investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government. We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds. Additional information on the use of the net proceeds from any exercise of the Warrants may be set forth in the applicable prospectus supplement.
SELLING STOCKHOLDERS
The shares of our Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders and those issuable to the Selling Stockholders upon exercise of the Warrants. Please refer to the section titled “Prospectus Summary — Private Placement of Shares of Common Stock and Warrants.” We are registering the shares of our Common Stock in order to permit the Selling Stockholders to offer the shares of our Common Stock for resale from time to time. Except for the ownership of the shares of our Common Stock and the Warrants, the Selling Stockholders have not had any material relationship with us within the past three years.
The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of our Common Stock by each of the Selling Stockholders. The second column lists the number of the shares of our Common Stock beneficially owned by each of the Selling Stockholders, based on its ownership of the shares of our Common Stock and the Warrants, as of April 30, 2021, assuming exercise of the Warrants held by the Selling Stockholders on such date, without regard to any limitations on exercises.
The fourth column lists the shares of our Common Stock being offered by this prospectus by the Selling Stockholders.
In accordance with the terms of the Registration Rights Agreements with the Selling Stockholders, this prospectus generally covers the resale of the sum of (a) the number of the shares of our Common Stock issued to the Selling Stockholders as described in the section titled “Prospectus Summary — Private Placement of Shares of Common Stock and Warrants” and (b) the maximum number of the shares of our Common Stock issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreements, without regard to any limitations on the exercise of the Warrants. The fifth column assumes the sale of all of the shares of our Common Stock offered by the Selling Stockholders pursuant to this prospectus.
Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of the shares of our Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination the shares of our Common Stock issuable upon exercise of the Warrants which have not been exercised. The number of the shares of our Common Stock in the second and fifth columns does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. Refer to the section titled “Plan of Distribution.”
	Beneficial Ownership Prior to the Offering			Shares Beneficially Owned After the Offering
Name of Selling Stockholder(1)	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Percentage of Outstanding Common Stock(2)	Maximum Number of Shares of Common Stock To Be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After the Offering	Percentage of Outstanding Common Stock(2)
3i, LP(3)	1,454,546	2.5%	1,454,546	—	—
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B(4)	600,000	1.0%	600,000	—	—
Alyeska Master Fund, L.P.(5)	3,000,000	5.1%	3,000,000	—	—
Armistice Capital Master Fund Ltd.(6)	3,636,364	6.1%	3,636,364	—	—
Empery Asset Master, LTD(7)	2,241,226	3.8%	2,241,226	—	—
Empery Tax Efficient, LP(8)	604,418	1.0%	604,418	—	—
Empery Tax Efficient III, LP(9)	790,720	1.3%	790,720	—	—
Intracoastal Capital, LLC(10)	3,636,364	6.1%	3,636,364	—	—
Sabby Volatility Warrant Master Fund, Ltd.(11)	1,500,000	2.5%	1,500,000	—	—
Shay Capital LLC(12)	2,000,000	3.4%	2,000,000	—	—

*
Represents less than 1%.

(1)
Information concerning the Selling Stockholders or future transferees, pledgees, assignees, distributees, donees or successors of or from any of the Selling Stockholders or others who later hold any interests of the Selling Stockholders will be set forth in the applicable prospectus supplement, absent circumstances indicating that the change is material. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)
Based on 59,192,012 shares of Common Stock outstanding as of April 30, 2021.

(3)
Includes 727,273 shares underlying the Warrants owned by 3i, LP (“3i”). 3i Management LLC, the general partner of 3i, has discretionary authority to vote and dispose of the shares held by 3i and may be deemed to be the beneficial owner of these shares. Maier Joshua Tarlow (“Mr. Tarlow”), in his capacity as manager of 3i Management LLC, may also be deemed to have investment discretion and voting power over the shares held by 3i. 3i Management LLC and Mr. Tarlow each disclaim any beneficial ownership of these shares. The address of 3i is 140 Broadway, Floor 38, New York, New York 10005.

(4)
Includes 300,000 shares underlying the Warrants owned by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B (“Alto”). Ayrton Capital LLC, the investment manager to Alto, has discretionary authority to vote and dispose of the shares held by Alto and may be deemed to be the beneficial owner of these shares. Waqas Khatri (“Mr. Khatri”), in his capacity as managing member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Alto is c/o Ayrton Capital LLC, 55 Post Road West, 2nd Floor, Westport, Connecticut 06880.
(5)
Includes 1,500,000 shares underlying the Warrants owned by Alyeska Master Fund, L.P. (“Alyeska”). Alyeska Investment Group, L.P., the investment manager of Alyeska, has voting and investment control of the shares held by Alyeska. Mr. Anand Parekh (“Mr. Parekh”) is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The address of Alyeska is 77 West Wacker Drive, Suite 700, Chicago, Illinois 60601.

(6)
Includes 1,818,182 shares underlying the Warrants owned by Armistice Capital Master Fund Ltd. (“Armistice”), which Warrants may only be exercised subject to certain beneficial ownership limitations. Armistice Capital, LLC, the investment manager to Armistice, has discretionary authority to vote and dispose of the shares held by Armistice and may be deemed to be the beneficial owner of these shares. Steven Boyd (“Mr. Boyd”), in his capacity as managing member of Armistice Capital, LLC, may also be deemed to have investment discretion and voting power over the shares held by Armistice. Armistice Capital, LLC and Mr. Boyd each disclaim any beneficial ownership of these shares. The address of Armistice is c/o Armistice Capital, LLC, 510 Madison Avenue, New York, New York 10022.

(7)
Includes 1,120,613 shares underlying the Warrants owned by Empery Asset Master, LTD (“EAM”). Empery Asset Management LP, the authorized agent of EAM, has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe (“Mr. Hoe”) and Ryan Lane (“Mr. Lane”), in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of EAM is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York City, New York 10020.

(8)
Includes 302,209 shares underlying the Warrants owned by Empery Tax Efficient, LP (“ETE”). Empery Asset Management LP, the authorized agent of ETE, has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Mr. Hoe and Mr. Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of ETE is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York City, New York 10020.

(9)
Includes 395,360 shares underlying the Warrants owned by Empery Tax Efficient, LP (“ETE III”). Empery Asset Management LP, the authorized agent of ETE III, has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Mr. Hoe and Mr. Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of ETE III is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York City, New York 10020.

(10)
Includes 1,818,182 shares underlying the Warrants owned by Intracoastal Capital, LLC (“Intracoastal”). Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The address of Intracoastal is 245 Palm Trail, Delray Beach, Florida 33483.

(11)
Includes 750,000 shares underlying the Warrants owned by Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”). Sabby Management, LLC, the investment manager to Sabby, has discretionary authority to vote and dispose of the shares held by Sabby and may be deemed to be the beneficial owner of these shares. Hal Mintz (“Mr. Mintz”), in his capacity as manager of Sabby Management, LLC, may also be deemed to have investment discretion and voting power over the shares held by Sabby. Sabby

Management, LLC and Mr. Mintz each disclaim any beneficial ownership of these shares. The address of Sabby is c/o Sabby Management, LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.
(12)
Includes 1,000,000 shares underlying the Warrants owned by Shay Capital LLC (“Shay”). Sam Ginzburg (“Mr. Ginzburg”) and Michael Murray (“Mr. Murray”), in their capacities as managing members of Shay, may be deemed to have investment discretion and voting power over the shares held by Shay. Mr. Ginzburg and Mr. Murray each disclaim any beneficial ownership of these shares. The address of Shay is 280 Park Avenue, 5th Floor West, New York, New York 10017.

DESCRIPTION OF CAPITAL STOCK
The following summary describes our capital stock and the material provisions of our second amended and restated certificate of incorporation, or our certificate of incorporation, our second amended and restated bylaws, or our bylaws, and the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and our bylaws, copies of which are on file with the SEC. Refer to section titled “Where You Can Find More Information.”
General
Our certificate of incorporation authorizes the issuance of 1,620,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of common stock, par value $0.0001 per share, or our Common Stock, and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of April 30, 2021, there were 59,192,012 shares of our Common Stock outstanding and 2,779,369 shares of preferred stock outstanding. In addition, as of April 30, 2021, there were warrants outstanding to purchase 15,565,152 shares of our Common Stock, consisting of 35,000,000 warrants to purchase one-sixth of one share of our Common Stock issued in our initial public offering in 2015 and 9,731,819 Warrants to purchase one share of our Common Stock issued to the Selling Stockholders pursuant to the Securities Purchase Agreement.
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of our Common Stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Our stockholders are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor and will share equally on a per share basis in such dividends and distributions.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of Exela, the holders of our Common Stock are entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of preferred stock have been satisfied.
Preemptive or Other Rights
Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.
Election of Directors
The board of directors is currently divided into three classes, Class A, Class B and Class C, with only one class of directors being elected in each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at an annual meeting of stockholders by the holders of our Common Stock.
Preferred Stock
Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting powers, full or limited, and designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, applicable to the shares of each series. The board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.
As of April 30, 2021, the outstanding shares of preferred stock, if converted, would have resulted in an additional 1,404,621 shares of our Common Stock outstanding. The terms, rights, obligations and preferences of preferred stock are set forth in the Certificate of Designations, Preferences, Rights and Limitations of Series A Perpetual Convertible Preferred Stock of Exela, copies of which are on file with the SEC. Refer to sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
Dividends
We have not paid any cash dividends on shares of our Common Stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, capital requirements and general financial condition. The payment of cash dividends is within the discretion of the board of directors.
Certain Anti-Takeover Provisions of Delaware Law
Staggered board of directors
Our certificate of incorporation provides that the board of directors is classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.
Special meeting of stockholders
Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of the board of directors, the president or the chairman or by the secretary at the request in writing of stockholders owning a majority of the issued and outstanding capital stock entitled to vote.
Advance notice requirements for stockholder proposals and director nominations
Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to or mailed and received at Exela’s principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given or made to stockholders, a stockholder’s notice shall be timely if delivered to or mailed and received at Exela’s principal executive offices not later than the 10th day following the day on which such notice of the date of our annual meeting of stockholders was mailed or public announcement of the date of our annual meeting of stockholders was made, whichever occurs first. Exela’s bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude Exela’s stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Authorized but unissued shares
Exela’s authorized but unissued shares of Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 opt out
Pursuant to our certificate of incorporation, Exela has opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 of the Delaware General Corporation Law prevents Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an “interested stockholder”; or

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an associate of an “interested stockholder,”

for three years following the date that the stockholder became an “interested stockholder.” A “business combination” includes a merger or sale of more than 10% of our assets.
However, the above provisions of Section 203 of the Delaware General Corporation Law do not apply if:
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the board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an “interested stockholder,” the stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

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on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of Exela’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the “interested stockholder.”

Exela has opted out of the provisions of Section 203 of the Delaware General Corporation Law because it believes this statute could prohibit or delay mergers or other change in control attempts and thus may discourage attempts to acquire it.
Exclusive forum selection
Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought on behalf of Exela, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of the State of Delaware in the name of any stockholder, the stockholder bringing such action will be deemed to have consented to service of process on such stockholder’s counsel. Although Exela believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Exela’s directors and officers.
Transfer Agent
Our transfer agent for our common stock is Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, New York 10004.
Listing
Our common stock is listed on NASDAQ under the symbol “XELA.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Common Stock offered by this prospectus, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, including estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, or the Treasury Regulations, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service, or the IRS, in each case, as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership and disposition of our Common Stock.
This discussion is limited to Non-U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code. This discussion does not address all of the U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special treatment under U.S. federal income tax laws, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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persons holding our Common Stock as part of a straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies and other financial institutions;

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brokers, dealers or traders in securities or currencies;

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“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

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partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

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persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below); and

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“qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds).

If any partnership or arrangement classified as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and partners in such partnerships are urged to consult their tax advisors regarding the purchase, ownership and disposition of shares of our Common Stock.
THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY HOLDER OR PROSPECTIVE HOLDER OF OUR COMMON STOCK. INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSIDERATIONS RELATED TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSIDERATIONS RELATED TO OTHER U.S. FEDERAL TAX LAWS, INCLUDING

ESTATE AND GIFT TAX, OR UNDER THE APPLICABLE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING AUTHORITY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Common Stock that is neither a “United States person” nor an entity treated as a partnership for U.S. federal income tax purposes. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (1) whose administration is subject to the primary supervision of a U.S. court and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
We do not anticipate declaring or paying dividends to holders of our Common Stock in the foreseeable future. However, if we do make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts in excess of amounts treated as a dividend for U.S. federal income tax purposes will constitute a return of capital up to (and will reduce, but not below zero) a Non-U.S. Holder’s adjusted tax basis in its Common Stock. Any amounts in excess of distributions treated as a dividend or return of capital will be treated as capital gain and will be taxed as described under “— Sale or Other Taxable Disposition.”
Subject to the discussions below on effectively connected income, amounts paid to a Non-U.S. Holder of our Common Stock treated as a dividend for U.S. federal income tax purposes will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to us or the applicable withholding agent prior to the payment of dividends a valid IRS Form W-8BEN, W-8BEN-E or other applicable documentation (or, in each case, an appropriate successor form) certifying qualification for the applicable income tax treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or an appropriate successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will generally include such effectively connected dividends.
Non-U.S. Holders are urged to consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition
Subject to the discussions below on backup withholding and the FATCA (as defined below), a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:
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the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);

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the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

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our Common Stock constitutes a U.S. real property interest, or a USRPI, by reason of our status as a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any time within the shorter of (1) the five-year period preceding the Non-U.S. Holder’s disposition of our Common Stock and (2) the Non-U.S. Holder’s holding period for our Common Stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will generally include such effectively connected gain.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may generally be offset by capital losses of the Non-U.S. Holder allocable to U.S. sources, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become a USRPHC in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock will not be subject to U.S. federal income tax if our Common Stock is “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, during the calendar year in which the disposition occurs and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of (1) the five-year period ending on the date of the sale or other taxable disposition or (2) the Non-U.S. Holder’s holding period for our Common Stock. If we were to become a USRPHC and our Common Stock were not considered to be “regularly traded on an established securities market” during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such Non-U.S. Holder (regardless of the percentage of our Common Stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our Common Stock and a 15% withholding tax would apply to the gross proceeds from such disposition.
Non-U.S. Holders are urged to consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our Common Stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or, in each case, an appropriate successor form) or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Common Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our

Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. If a Non-U.S. Holder does not provide the certification described above or the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a United States person, payments of dividends or of proceeds of the sale or other taxable disposition of our Common Stock may be subject to backup withholding at a rate currently equal to 24% of the gross proceeds of such dividend, sale or taxable disposition. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be recovered as a refund or allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, or the Foreign Account Tax Compliance Act or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each, as defined in the Code), unless (1) in the case of a foreign financial institution, certain diligence and reporting obligations are undertaken, (2) in the case of a non-financial foreign entity, the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each of its direct and indirect substantial United States owners, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Common Stock. Proposed Treasury Regulations, which taxpayers may rely upon until final regulations are issued, eliminate withholding under FATCA on payments of gross proceeds.
Prospective investors are urged to consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

PLAN OF DISTRIBUTION
The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our Common Stock covered hereby on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing) or any other stock exchange, market or trading facility on which our Common Stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the shares of our Common Stock:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares of our Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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settlement of short sales;

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in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of the shares of our Common Stock at a stipulated price per share;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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a combination of any such methods of sale; or

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any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the shares of our Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of the shares of our Common Stock, from the purchaser) in amounts to be negotiated, but, except as set forth in the applicable prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121 and, in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the shares of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell the shares of our Common Stock short and deliver the shares of our Common Stock to close out their short positions, or loan or pledge the shares of our Common Stock to broker-dealers that in turn may sell the shares of our Common Stock. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of our Common Stock offered by this prospectus, which shares of our Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of our Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each of the Selling Stockholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of our Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares of our Common Stock offered by this prospectus. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the earlier of (a) the date on which the shares of our Common Stock may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares of our Common Stock have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of our Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the shares of our Common Stock offered by this prospectus will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.
The consolidated financial statements of Exela Technologies, Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change in the Company’s accounting for leases due to the adoption of Accounting Standard Codifications Topic 842, Leases.
EXPERTS
The consolidated financial statements of Exela Technologies, Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change in the Company’s accounting for leases due to the adoption of Accounting Standard Codifications Topic 842, Leases.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act applicable to U.S. domestic issuers and, as such, file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements on Schedule 14A and other information with the SEC. These reports and proxy statements are available free of charge through our website at www.exelatech.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference into, and are not considered part of, this prospectus and, as a result, you should not rely on any such information in making your decision whether to invest in our Common Stock. In addition, our filings with the SEC are available on the SEC’s website at www.sec.gov that contains reports, proxy and other information regarding us and other issuers that file electronically with the SEC.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the shares of our Common Stock offered by this prospectus. This prospectus, which constitutes part of such registration statement, does not contain all of the information set forth in such registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our Common Stock offered by this prospectus, refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents which we have filed or will file with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus.
We incorporate by reference into this prospectus the documents listed below and all amendments or supplements we may file to such documents:
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our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 22, 2021;

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our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on December 17, 2020; and

•
our Current Reports on Form 8-K, as filed with the SEC on January 25, 2021, March 19, 2021, March 26, 2021 and April 15, 2021.

In addition, we incorporate by reference into this prospectus any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering. Notwithstanding the foregoing, no information is incorporated by reference into this prospectus or any applicable prospectus supplement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18 of the Exchange Act, unless we indicate in this prospectus or the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference into this prospectus or any applicable prospectus supplement.
We will furnish to you without charge a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents, upon written or oral request. Direct your written request to: Investor Relations, Exela Technologies, Inc., 2701 East Grauwyler Road, Irving, Texas 75061, or contact Investor Relations at (972) 821-5808.
A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any other subsequently filed document which is also incorporated by reference into this prospectus modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

19,463,638 Shares of Common Stock

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Exela in connection with the distribution of the securities registered. All amounts shown are estimates, except the SEC registration fee.
Item	Amount To Be Paid
SEC registration fee	$6,392
Legal fees and expenses	$50,000
Accounting fees and expenses	$30,000
Printing expenses	$20,000
Registrar and transfer agent’s fees	$15,000
Miscellaneous	$10,000
Total	$131,392
Item 15.   Indemnification of Directors and Officers.
The Registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s Certificate of Incorporation provides for this limitation of liability.
Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
The Registrant’s second amended and restated certificate of incorporation provides that its officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Registrant’s second amended and restated certificate of incorporation provides that the Registrant’s directors will not be personally liable for monetary damages to the Registrant for breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or stockholders of the Registrant, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s second amended and restated certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Item 16.   Exhibits.
See Exhibit Index attached to this registration statement, which is incorporated by reference herein.
Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which this prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for purposes of determining any liability under the Securities Act, each filing of the regis trant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS
Exhibit Number	Exhibit Description
3.1(1)	Second Amended and Restated Certificate of Incorporation, dated July 12, 2017.
3.2(2)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, dated January 25, 2021.
3.3(3)	Second Amended and Restated Bylaws, adopted November 6, 2019.
4.1(4)	Specimen Common Stock Certificate.
4.2(5)	Form of Common Stock Purchase Warrant.
5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the validity of the securities being registered.
10.1(5)	Securities Purchase Agreement, dated as of March 15, 2021, by and among Exela Technologies, Inc. and the purchasers party thereto.
10.2(5)	Registration Rights Agreement, dated as of March 15, 2021, by and among Exela Technologies, Inc. and the holders party thereto.
23.1*	Consent of KPMG LLP.
23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages hereto).

*
Filed herewith.

(1)
Incorporated by reference to the Current Report on Form 8-K filed with the SEC on July 18, 2017.

(2)
Incorporated by reference to the Current Report on Form 8-K filed with the SEC on January 25, 2021.

(3)
Incorporated by reference to the Quarterly Report on Form 10-Q filed with the SEC on November 12, 2019.

(4)
Incorporated by reference to Exhibit 4.2 to the Amendment No. 2 to the Registration Statement on Form S-1 filed with the SEC on December 11, 2014.

(5)
Incorporated by reference to the Current Report on Form 8-K filed with the SEC on March 19, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 3rd day of May, 2021.
EXELA TECHONOLOGIES, INC.
By: /S/ RONALD COGBURN Name: Ronald Cogburn Title: Chief Executive Officer
POWER OF ATTORNEY
Each of the undersigned directors and officers of Exela Technologies, Inc. hereby constitutes and appoints each of Ronald Cogburn and Shrikant Sortur, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/S/ RONALD COGBURN Ronald Cogburn	Chief Executive Officer (Principal Executive Officer) and Director	May 3, 2021
/S/ SHRIKANT SORTUR Shrikant Sortur	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 3, 2021
/S/ PAR CHADHA Par Chadha	Chairman of the Board of Directors	May 3, 2021
/S/ MARTIN P. AKINS Martin P. Akins	Director	May 3, 2021
/S/ MARC A. BEILINSON Marc A. Beilinson	Director	May 3, 2021
/S/ J. COLEY CLARK J. Coley Clark	Director	May 3, 2021
/S/ JOHN H. REXFORD John H. Rexford	Director	May 3, 2021
/S/ JAMES G. REYNOLDS James G. Reynolds	Director	May 3, 2021
/S/ WILLIAM L. TRANSIER William L. Transier	Director	May 3, 2021

S-1